Exhibit 23-22
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-161489-02) of The Detroit Edison Company of our report dated February 23, 2010 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.
/S/ PricewaterhouseCoopers LLP
Detroit, Michigan
February 23, 2010